SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported)

November 15, 2004

GOVERNMENT TRUST 1-D

(Exact name of registrant as specified in its charter)

Illinois

(State or other jurisdiction of incorporation)

33-23681	36-6889613
(Commission File Number)	(IRS Employer I.D. No.)

JP Morgan Trust Company (formerly Bank One Trust Company, NA), Trustee

227 West Monroe Suite 2600, Chicago, Illinois 60606

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (312) 267-5071

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Attached hereto as Exhibit A are copies of the reports to holders of Government Trust Certificates Class 1-D, dated November 15, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Bank One Trust Company, NA (formerly The First National Bank of Chicago) has duly caused this report to be signed for the registrant Trust by a duly authorized signatory of the Trustee.

GOVERNMENT TRUST CERTIFICATES

By:	JPMorgan Trust Company
(formerly Bank One Trust Company, NA ) Not in its individual capacity but solely as Trustee on behalf of the Trust 1-D.

By:	/s/ Vanessa F Williams
Vanessa F. Williams
Trust Officer

Date: as of November 15, 2004

November 15, 2004

To The Holders of

Government Trust Certificates

Zero Coupon Class 1-D

In accordance with Section 4.1 of the Declaration of Trust (“Trust”), JP Morgan Trust Company formerly (Bank One Trust Company, N.A.), as Trustee and not in its individual capacity (“Trustee”), hereby provides the holders of the above-mentioned certificates this Semi-annual Report relating to the November 15, 2004 Certificate Payment Date.

Any capitalized terms used herein shall have the meaning assigned to them in the Trust.

1.	The aggregate dollar amount distributed to holders of Class 1-D Certificates: $83,598,657.19.

2.	The Principal Balance of the Class 1-D Note after the November 3, 2004 Note Payment Date: $862,092,000.00

3.	The Deficient amount of the Note Payment: $-0-

Neither a delinquency in payment under any of the Notes nor an Event of Default has occurred and is continuing.

I, Vanessa F Williams, a Responsible Officer of the Trustee, to the best of my knowledge and belief, certify that this Semi-annual Report is complete and accurate.

Vanessa F Williams
Trust Officer

For JP Morgan Trust Company, NA (formerly Bank One Trust Company), as Trustee and not in its individual capacity.